SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                                Form 8-K

                             CURRENT REPORT


                 Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


 Date of Report:  August 26, 1994





                               EG&G, Inc.
         (Exact name of registrant as specified in its charter)



     Massachusetts               1-5075                04-2052042
     (State of           (Commission File Number)    (IRS Employer
      Incorporation)                                  Identification No.)


    45 William Street, Wellesley, Massachusetts              02181
    (Address of principal executive offices)               (Zip Code)



                              (617) 237-5100
           (Registrant's telephone number, including area code)



                     This document contains 2 pages


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Item 5.  Other Events

On August 17, the Company announced its decision not to seek renewal of its contract with the U.S. Department of Energy (DOE) to continue to manage its nuclear facility at Rocky Flats in Colorado. On August 25, the Company announced it will not compete as a prime contractor to manage the DOE's facility at the Nevada Test Site. The Company presently holds two contracts there through its subsidiaries Energy Measurements, Inc. and Reynolds Electrical & Engineering Company. These announcements are consistent with a re-examination of the Company's varied business segments as the Company redeploys its resources to more attractive business opportunities.

The current contracts to manage both facilities expire December 31, 1995. The Company intends to continue to meet its obligations under the terms and conditions of its present contracts.



                                    EG&G, INC.



                                    By \s\Thomas J. Sauser
                                       Thomas J. Sauser
                                       Senior Vice President
                                       Chief Financial Officer
                                       (Principal Financial Officer)

Date:  August 26, 1994
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